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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

         MERCANTILE BANKSHARES CORPORATION AND JAMES MONROE BANCORP INC.
                      ANNOUNCE DEFINITIVE MERGER AGREEMENT

    $142.9 MILLION ACQUISITION SIGNIFICANTLY INCREASES MERCANTILE BANKSHARES'
              PRESENCE IN THE HIGH GROWTH NORTHERN VIRGINIA MARKET

    JAMES MONROE BANK TO BECOME PART OF THE MERCANTILE POTOMAC BANK DIVISION
                  OF MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

BALTIMORE, MD, AND ARLINGTON, VA, MARCH 27, 2006 - Mercantile Bankshares Corporation (Nasdaq: MRBK) (Bankshares) and James Monroe Bancorp, Inc. (Nasdaq:
JMBI) (James Monroe) today announced a definitive merger agreement in which Bankshares will acquire James Monroe in a transaction valued at approximately $142.9 million in stock and cash. Bankshares' acquisition of James Monroe will add $530 million in total assets, $378 million in gross loans, $471 million in total deposits, and six full-service branches and a loan production office located in the affluent, fast-growing markets of Northern Virginia and suburban Washington, D.C.

         Under the terms of the agreement, shareholders of James Monroe will be entitled to elect to receive either cash in the amount of $23.50 for each share, or .6033 shares of Bankshares stock for each share of James Monroe stock they hold, so long as at least 50% but not more than 66% of the total consideration is paid in Bankshares stock (excluding consideration with respect to James Monroe options). Elections will be subject to proration procedures. Assuming a price of $23.50 per share, the purchase price represents 333.7% of tangible book value at December 31, 2005, and a 2006E P/E of 25.0x and 2007E P/E of 20.6x, based on public estimates. It is anticipated that the transaction will be completed in the third quarter of 2006, pending regulatory approvals and the approval of James Monroe's shareholders.

         "As I have stated previously, the metro Washington and Northern Virginia market is a strategic focus for Mercantile Bankshares," said Edward J. Kelly III, Chairman, President and CEO of Bankshares. "While we have made great progress to date, this acquisition substantially advances our strategy by adding a high quality commercial lending franchise with a team of talented commercial lenders who have operated in a culture similar to ours. The acquisition of Community Bank of Northern Virginia in 2005 provided us with a platform for growth in Northern Virginia. James Monroe will significantly enhance that platform by adding new branches and creating the opportunity for substantial synergies. The transaction should be accretive in the first full year based on reasonable cost-savings assumptions; improves the growth profile of the firm; and, most importantly, adds people who will help us to execute effectively, and grow, in Northern Virginia and beyond."

         "This transaction fits the criteria I have previously outlined for acquisitions and involves a high quality franchise in a crucial market with the opportunity for substantial synergies. James Monroe presented a compelling opportunity," said Kelly.

          "I am very pleased to have the opportunity to join our bank with an organization of such high quality and that so strongly shares the commitment to the ideals of customer service and shareholder value that we have always prided ourselves on at James Monroe. This transaction not only enhances shareholder value, but provides significant benefits for our customers and employees. Furthermore, our employees should feel extremely proud of the organization they have helped create," said John R. Maxwell, President and CEO of James Monroe. "I look forward to being an integral part of Mercantile's plan to expand their franchise in Northern Virginia."

         "Mercantile's network of community banks, its specialized corporate banking services and its wealth management capabilities will significantly enhance our ability to provide value for our customers," said David Pijor, Chairman of James Monroe.


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         Upon approval of the acquisition, James Monroe will be combined with
Mercantile-Safe Deposit and Trust Company (Merc-Safe)'s Mercantile Potomac Bank division, resulting in total assets for Merc-Safe of more than $7.7 billion. An integration team is being formed with representatives from both Bankshares and James Monroe. John Maxwell and three lending officers have signed employment agreements with Merc-Safe. Two current James Monroe directors will be added to the board of Merc-Safe. James Monroe customers will continue to have access to high quality, community-based banking, while enjoying the benefits that a larger parent organization can provide.

         The transaction is subject to, and requires the approval of, James Monroe's shareholders and banking and other regulators. Sandler O'Neill & Partners, L.P. acted as financial adviser to Bankshares; Davis Polk & Wardwell and Venable LLP acted as Bankshares' legal counsel. Scott & Stringfellow, Inc. acted as financial adviser to James Monroe, and Kennedy & Baris, L.L.P. acted as its legal counsel.

         Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multibank holding company headquartered in Baltimore, Md. It is comprised of Mercantile-Safe Deposit and Trust Company, 10 community banks and a mortgage banking company. Its affiliate banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania.

         James Monroe Bancorp, Inc., with assets of approximately $530 million, is headquartered in Arlington, Va. It operates six banking offices in Fairfax, Loudoun and Prince William Counties, and a loan production office in Gaithersburg, Maryland.

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the "Merger") between James Monroe Bancorp, Inc. ("James Monroe") and Mercantile Bankshares Corporation ("Bankshares"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Bankshares' and James Monroe's plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and
(iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Bankshares and James Monroe and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

         The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Bankshares and James Monroe may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of James Monroe may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Bankshares' and James Monroe's markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Bankshares and James Monroe with the Securities and Exchange Commission and available on the SEC's Web site www.sec.gov.

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         Bankshares and James Monroe caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Bankshares or James Monroe or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Bankshares and James Monroe do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

         James Monroe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of James Monroe in connection with the Merger. Information about the directors and executive officers of James Monroe and their ownership of James Monroe common stock is set forth in the proxy statement, dated April 28, 2005, for James Monroe's 2005 annual meeting of shareholders, as filed with the SEC on a
Schedule 14A which is available on the SEC's Web site at www.sec.gov. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus to be distributed to James Monroe's shareholders in connection with the Merger when it becomes available.


ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

         James Monroe and Bankshares intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the Merger. The proxy statement/prospectus will be mailed to the shareholders of James Monroe. Investors and security holders of James Monroe are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about James Monroe, Bankshares and the Merger.

         The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by James Monroe or Bankshares may be obtained free of charge at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by James Monroe by contacting Richard Linhart, James Monroe Bancorp, Inc., 3033 Wilson Boulevard, Arlington, VA 22201, telephone 703-526-5961 or from James Monroe Bank's Web site at www.jamesmonroebank.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Bankshares by contacting David Borowy, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201, telephone 410-347-8039 or from Bankshares' Web site at www.mrbk.com/invest/sec.html.

         Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

FOR MERCANTILE BANKSHARES:
Investor Contact:
David Borowy
410-347-8039
david.borowy@mercantile.com

FOR JAMES MONROE BANK:
Investor/Media Contact:
John Maxwell
703-707-8855
jmaxwell@jamesmonroebank.com

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